EXHIBIT 99.1

3D Systems Reports Third Quarter 2018 Financial Results

ROCK HILL, S.C., Oct. 30, 2018 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE: DDD) announced today its financial results for the third quarter ended September 30, 2018.

For the third quarter of 2018, the company reported 8 percent revenue growth to $164.5 million compared to $152.9 million in the third quarter of the previous year. The company reported a GAAP loss of $0.10 per share in the third quarter of 2018 and a GAAP loss of $0.34 per share in the third quarter of 2017, and non-GAAP earnings of $0.02 per share in the third quarter of 2018 compared to a non-GAAP loss of $0.20 per share in the third quarter of 2017.

"We are pleased with our continued strong growth in printer units and printer revenue, in both metals and plastics, as we continue to have balanced execution across all regions. At the same time, we are starting to see cost structure improvements as a result of actions we have taken over the last year," commented Vyomesh Joshi (VJ) chief executive officer, 3D Systems.

The company reported 17 percent higher printer revenue on 93 percent higher printer unit sales, 14 percent growth in healthcare solutions, 2 percent growth in materials and 8 percent growth in software.

The company reported GAAP gross profit margin of 47.3 percent for the third quarter of 2018 as cost improvements from ongoing supply chain cost reduction initiatives were offset by the impact of sales mix and ramp of new products. In the third quarter of 2017, GAAP gross profit margin was 38.3 percent, including $12.9 million of charges related to portfolio realignment and product discontinuations.

For the third quarter of 2018, GAAP operating expenses were $88.8 million compared to $90.9 million in the prior year period. SG&A expenses decreased 1 percent to $65.6 million, driven by lower compensation expenses while at the same time the company continued investments in go-to-market and IT transformation. R&D expenses decreased 5 percent from the third quarter of the prior year to $23.2 million as the company began to ship the previously announced new products.

"We are very pleased with the progress we are seeing this year, and we believe our results are beginning to reflect returns on our investments and cost optimization actions,” commented John McMullen, executive vice president and chief financial officer. “While our work is not done, we believe we are well-positioned to continue to invest in the business and drive growth while continuing to improve our cost structure and increase operating leverage over the long term.”

The company used $12.1 million of cash in operations and ended the quarter with $92.1 million of unrestricted cash on hand. During the quarter, the company increased inventory in support of new product shipments and the ramp of printer manufacturing, and paid a previously accrued, $9.1 million liability related to a litigation settlement in connection with a prior acquisition.

“With our continued revenue growth, new product rollouts and strong partnerships, I am very excited about the future of 3D Systems. We remain focused on execution, advanced solutions and operational efficiencies, and we have an unmatched portfolio to drive 3D production and long-term growth,” concluded Joshi.

Q3 2018 Conference Call and Webcast
The company expects to file its Form 10-Q for the quarter ended September 30, 2018 with the Securities and Exchange Commission on October 30, 2018. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Tuesday, October 30, 2018, at 4:30 p.m. Eastern Time.

Date: Tuesday, October 30, 2018
Time: 4:30 p.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.:  1-877-407-8291
Outside the U.S.:  1-201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
September 30, 2018 and December 31, 2017

(in thousands, except par value)	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$92,093	$136,344
Accounts receivable, net of reserves — $11,029 (2018) and $10,258 (2017)	127,092	129,879
Inventories	128,164	103,903
Insurance proceeds receivable	—	50,000
Prepaid expenses and other current assets	27,028	18,296
Total current assets	374,377	438,422
Property and equipment, net	104,780	97,521
Intangible assets, net	74,459	98,783
Goodwill	224,040	230,882
Deferred income tax asset	7,171	4,020
Other assets, net	26,143	27,136
Total assets	$810,970	$896,764
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$651	$644
Accounts payable	61,556	55,607
Accrued and other liabilities	61,676	65,899
Accrued litigation settlement	—	50,000
Customer deposits	4,934	5,765
Deferred revenue	34,899	29,214
Total current liabilities	163,716	207,129
Long term portion of capitalized lease obligations	6,563	7,078
Deferred income tax liability	9,002	8,983
Other liabilities	44,622	48,754
Total liabilities	223,903	271,944
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 118,452 (2018) and 117,025 (2017)	117	115
Additional paid-in capital	1,347,332	1,326,250
Treasury stock, at cost — 2,769 shares (2018) and 2,219 shares (2017)	(13,926)	(8,203)
Accumulated deficit	(718,565)	(677,772)
Accumulated other comprehensive loss	(34,422)	(21,536)
Total 3D Systems Corporation stockholders' equity	580,536	618,854
Noncontrolling interests	(2,341)	(2,906)
Total stockholders’ equity	578,195	615,948
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$810,970	$896,764

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter and Nine Months Ended September 30, 2018 and 2017

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenue:
Products	$99,922	$90,730	$316,153	$286,249
Services	64,589	62,177	190,795	182,556
Total revenue	164,511	152,907	506,948	468,805
Cost of sales:
Products	54,444	62,662	168,062	160,610
Services	32,257	31,723	97,045	88,814
Total cost of sales	86,701	94,385	265,107	249,424
Gross profit	77,810	58,522	241,841	219,381
Operating expenses:
Selling, general and administrative	65,600	66,497	206,225	195,990
Research and development	23,194	24,360	71,788	71,661
Total operating expenses	88,794	90,857	278,013	267,651
Loss from operations	(10,984)	(32,335)	(36,172)	(48,270)
Interest and other income (expense), net	1,027	(1,257)	1,135	(123)
Loss before income taxes	(9,957)	(33,592)	(35,037)	(48,393)
Provision for income taxes	1,593	3,723	6,086	6,831
Net loss	(11,550)	(37,315)	(41,123)	(55,224)
Less: net income attributable to noncontrolling interests	—	355	246	833
Net loss attributable to 3D Systems Corporation	$(11,550)	$(37,670)	$(41,369)	$(56,057)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.10)	$(0.34)	$(0.37)	$(0.50)

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(41,123)	$(55,224)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,986	46,146
Stock-based compensation	21,082	21,084
Lower of cost or market adjustment	—	12,883
Provision for bad debts	2,522	1,297
Provision for deferred income taxes	(3,132)	1,674
Impairment of assets	1,411	324
Changes in operating accounts, net of acquisitions:
Accounts receivable	(1,509)	10,777
Inventories	(29,502)	(13,959)
Prepaid expenses and other current assets	41,589	(2,939)
Accounts payable	6,261	3,463
Accrued and other current liabilities	(45,346)	(1,865)
All other operating activities	(170)	(5,985)
Net cash (used in) provided by operating activities	(2,931)	17,676
Cash flows from investing activities:
Cash paid for acquisitions, net of cash assumed	—	(36,541)
Purchases of property and equipment	(28,323)	(21,072)
Additions to license and patent costs	(740)	(875)
Other investing activities	(496)	(2,350)
Proceeds from disposition of property and equipment	9	271
Net cash used in investing activities	(29,550)	(60,567)
Cash flows from financing activities:
Payments on earnout consideration	(2,675)	(3,206)
Payments related to net-share settlement of stock-based compensation	(5,723)	(4,494)
Repayment of capital lease obligations	(508)	(297)
Net cash used in financing activities	(8,906)	(7,997)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,417)	4,273
Net decrease in cash, cash equivalents and restricted cash	(43,804)	(46,615)
Cash, cash equivalents and restricted cash at the beginning of the period (a)	136,831	184,947
Cash, cash equivalents and restricted cash at the end of the period (a)	$93,027	$138,332

(a) The amounts for cash and cash equivalents shown above include restricted cash of $934 and $482 as of September 30, 2018 and 2017, respectively, and $487 and $301 as of December 31, 2017, and 2016, respectively, which were included in other assets, net in the condensed consolidated balance sheets.

3D Systems Corporation
Schedule 1
Loss Per Share
Quarter and Nine Months Ended September 30, 2018 and 2017

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(11,550)	$(37,670)	$(41,369)	$(56,057)

Denominator for basic and diluted net loss per share:
Weighted average shares	112,534	111,697	112,095	111,467

Net loss per share - basic and diluted	$(0.10)	$(0.34)	$(0.37)	$(0.50)

3D Systems Corporation
Schedule 2
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Nine Months Ended September 30, 2018 and 2017

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2018	2017	2018	2017
GAAP net loss attributable to 3D Systems Corporation	$(11.6)	$(37.7)	$(41.4)	$(56.1)
Adjustments:
Amortization, stock-based compensation & other [1]	15.2	15.5	44.8	47.7
Legal and acquisition-related [2]	(2.1)	(0.4)	(2.1)	1.4
Cost optimization plan [3]	0.9	—	2.4	—
Impairment of cost-method investments [4]	—	—	1.4	—
Non-GAAP net income (loss) attributable to 3D Systems Corporation	$2.4	$(22.6)	$5.1	$(7.0)
Non-GAAP net income (loss) per share available to 3D Systems common stock holders - basic and diluted [5]	$0.02	$(0.20)	$0.05	$(0.06)

1 For the quarter ended September 30, 2018, the adjustment included $0.1 in COGS and $15.1 in SG&A. For the quarter ended September 30, 2017, the adjustment included $0.1 in COGS and $15.4 in SG&A. For the nine months ended September 30, 2018, the adjustment included $0.3 in COGS and $44.5 in SG&A. For the nine months ended September 30, 2017, the adjustment included $0.3 in COGS and $47.4 in SG&A.
2 For the quarter ended September 30, 2018, the adjustment included ($0.7) in SG&A and ($1.4) in interest and other income (expense), net. For the quarter ended September 30, 2017, the adjustment included ($0.4) in SG&A. For the nine months ended September 30, 2018, the adjustment included ($0.7) in SG&A and ($1.4) in interest and other income (expense), net. For the nine months ended September 30, 2017, the adjustment included $1.2 in SG&A and $0.2 in interest and other income (expense), net.
3 For the quarter ended September 30, 2018, the adjustment included $0.1 in COGS, $0.4 in SG&A and $0.3 in R&D. For the nine months ended September 30, 2018, the adjustment included $0.4 in COGS, $1.5 in SG&A, and approximately $0.5 in R&D.
4 The Company has minority investments of less than 20% ownership in enterprises that benefit from, or are powered by its technology portfolio. The value of each of these investments is assessed periodically, and impairment recorded when required. For the quarter and nine months ended September 30, 2018, the adjustment included zero and $1.4, respectively, in interest and other income (expense), net. The Company excluded this amount as it is not related to on-going operations, and intends to exclude these impairment amounts from non-GAAP net income going forward.
5 Denominator based on weighted average shares used in the GAAP EPS calculation.
Note - Certain subtotals within the table above may not foot due to rounding.

Investor Contact:
Stacey Witten
Email: investor.relations@3dsystems.com

Media Contact:
Greg Caldwell
Email: press@3dsystems.com